Exhibit 99.1

Bank of Florida Corp. Commences Public Offering

NAPLES, Fla.--(BUSINESS WIRE)--March 12, 2010--Bank of Florida Corporation (NASDAQ: BOFL) today announced that it has commenced an offering to sell shares of its common stock in a public offering to raise at least $45.0 million. The offering will consist of two components: a rights offering and a supplemental, best-efforts offering. Kendrick Pierce & Co. is acting as the dealer manager and lead placement agent for the offering.

The Company intends to offer approximately 38.9 million shares through a rights offering, and a supplemental offering of 44.6 million shares of common stock, at a to-be-determined price. Shareholders of record as of March 8, 2010 will receive three rights for every share owned. Each right will allow the holder to purchase one share of common stock. The Company expects to use approximately $37.0 million of the net proceeds from the offering to capitalize its subsidiary banks such that they regain “adequately capitalized” status. In addition, the Company expects to use a portion of the net proceeds of the offering to redeem any shares of its outstanding Series B Preferred Stock that are not converted by the holders of the Series B Preferred Stock according to its terms.

A registration statement relating to shares of the Company’s common stock to be sold in the offering has been filed with the Securities and Exchange Commission (“SEC”) but has not yet become effective. The registration statement also covers shares of the Company’s common stock issuable upon conversion of shares of its Series B Preferred Stock that are not redeemed for cash as described above. None of the shares of common stock covered by the registration statement may be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. The registration statement on Form S-1 may be accessed through the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus relating to the offering may be obtained from Kendrick Pierce & Co., at 511 W. Bay Street, Suite 300, Tampa, Florida 33606 or by telephone at (866) 254-2265.

Bank of Florida Corporation

Bank of Florida Corporation. (Nasdaq: BOFL) is a $1.4 billion-asset multi-bank holding Company located in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough and Pinellas Counties; and Bank of Florida Trust Company, collectively referred to as the “Company”. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on "Investor Relations." To receive an email alert of all company press releases, SEC filings, and events, select the “Email Notification” section.

Certain of the statements made herein are “forward-looking statements”, within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. Statements and predictions regarding provisions for loan losses, levels of the allowance for loan losses, levels of non-performing loans and assets, migration of loans into non-performing status and problem loan and asset resolutions (including foreclosures), and pipelines of assets under management are forward looking statements. Many of these are not within our control.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2009 filed on the same day under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors,” and otherwise in our SEC reports and filings, including the 8-K to which this is an exhibit. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Bank of Florida Corporation has filed a registration statement (including a prospectus) (SEC File Number 333-161252) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus relating to the offering may be obtained from Kendrick Pierce & Co., at 511 W. Bay Street, Suite 300, Tampa, Florida 33606 or by telephone at 1 (866) 254-2265.

We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

CONTACT:
Bank of Florida Corporation
Tracy L. Keegan, Executive VP & CFO, 239-254-2147
or
Nvestcom Investor Relations
Megan Malanga, 954-781-4393
megan.malanga@nvestcom.com